UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2007

Huttig Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14982	43-0334550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Dr., Suite 240, St. Louis, MO	63141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 216-2600

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On February 28, 2007, the Company informed its employees of its decision to close its distribution facility in Dothan, Alabama. This action is being taken as part of the Company’s effort to appropriately adjust the size of its infrastructure in light of the market conditions for new residential construction. The Company expects this action to be completed in the first half of 2007.

The Company expects to incur between $0.5 million and $0.7 million in operating charges related to this action during the first half of 2007, including between $0.4 million and $0.6 million for facility exit costs, comprised of remaining facility lease rentals, asset write-offs and transfer costs and approximately $0.1 million for employee severance costs. The Company expects approximately $0.2 million of these charges to be cash payments, including the remaining rentals to be paid out over the term of the facility lease in 2007.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Compensation of Certain Named Executive Officers

On February 27, 2007, the Management Organization and Compensation Committee of the Board of Directors of Huttig Building Products, Inc. approved annual base salary increases for certain named executive officers as set forth in the table below.

Named Executive Officer	Increased Base Salary	Effective Date of Increase
David L. Fleisher	$300,000	April 1, 2007
Brian D. Robinson	$199,500	October 1, 2007
Darlene Schroeder	$185,000	April 1, 2007

This Current Report on Form 8-K contains forward-looking information as defined by the Private Securities Litigation Reform Act of 1995. Any statements contained in this Current Report on Form 8-K, except to the extent that they contain historical facts, are forward-looking, including statements regarding the expected timing and amount of charges, including the timing and amount of the cash portion of such charges, that the Company will incur in connection with its facility closure. Such forward-looking statements involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huttig Building Products, Inc.
(Registrant)

Date: March 2, 2007

/s/ David L. Fleisher
David L. Fleisher
Vice President, Chief Financial Officer and Secretary